SCHEDULE 14A
                                (Rule 14(a)-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement      [ ] Confidential, for use of the Commission
[X] Definitive proxy statement           only (as permitted by Commission only
[ ] Definitive additional materials      (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting material under Rule 14a-12


                             COX TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________
5)  Total fee paid:
________________________________________________________________________________
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:__________________________________________________

    2) Form, Schedule or Registration Statement No.:____________________________

    3) Filing Party:____________________________________________________________

    4) Date Filed:______________________________________________________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

Cox Technologies, Inc.
69 McAdenville Road
Belmont, NC  28012-2434

                              TO OUR SHAREHOLDERS:

     The Board of Directors of Cox Technologies, Inc. (the "COMPANY") has called a Special Meeting of Shareholders to consider and vote on a proposal to issue and sell 12,500,000 shares of common stock to an affiliate of certain executive officers and directors of the Company in a private placement (the "PROPOSED OFFERING"). The shares of common stock would be sold in the Proposed Offering at a price of $0.06 per share and would represent approximately 32.6% of our issued and outstanding stock after the consummation of the Proposed Offering.

     The terms of the Proposed Offering were negotiated and approved by the Special Committee of the Company's Board of Directors comprised of the Company's three outside directors and subsequently approved by the Board of Directors (with the interested directors abstaining). Before negotiating or approving the terms of the Proposed Offering, the Special Committee retained Ensemble Consulting LLC ("ENSEMBLE"), a company that provides financial valuations in business transactions, to provide a valuation of the Company. Ensemble provided the Special Committee with a valuation of the Company that established a per share valuation range of $0.0398 - $0.0676. Ensemble has also provided the Special Committee with its opinion dated January 16, 2003 (the "FAIRNESS OPINION") to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and limitations on the review described in the written opinion, the consideration to be paid by the purchaser in the Proposed Offering is fair, from a financial point of view, to the shareholders of the Company. You should carefully read the Fairness Opinion that is attached as Appendix A to the accompanying Proxy Statement.

     The material features of the Proposed Offering are as follows:

     * Technology Investors, LLC ("TI"), an affiliate of Mr. Brian D. Fletcher and Mr. Kurt C. Reid (each of whom is an executive officer and director of the Company), would be the sole purchaser of the common stock in the Proposed Offering. Immediately following the closing of the Proposed Offering, TI, together with Messrs. Fletcher and Reid and their affiliates, collectively will own and control beneficially an aggregate of 15,514,299 shares of common stock, or approximately 37.9% of our then issued and outstanding common stock, including 2,581,333 shares of our common stock that TI may obtain by converting its existing promissory note.

     * The purchase price for the shares to be issued in the Proposed Offering is $0.06 per share, for a total purchase price of $750,000.

     * The proposed per share purchase price is above the last trading price of the Company's common stock both on the day before we announced the transaction ($0.03 per share on January 17, 2003), and on January 30, 2003 ($0.05 per share).

     * The proposed per share purchase price of $0.06 is $0.0076, or 11% below the upper end of the range provided by Ensemble in its final valuation of the Company, and Ensemble has provided the Special Committee with its Fairness Opinion.

     For more detailed information regarding the proposed transaction, including the background of the Proposed Offering, see the section entitled "THE PROPOSAL" in the enclosed Proxy Statement.

     As a  result  of  the  Company's  financial  condition,  RBC  Centura  Bank
("CENTURA"), our principal lender, has required that we reduce the principal amount due under our loans by an additional $450,000 by March 15, 2003. This reduction is in addition to our normal monthly principal payments due on the loans and the payment to Centura of the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases. Most of the capital to be raised in the Proposed Offering will be used to reduce our debt to Centura, and the balance will be used for working capital purposes.

     Given the state of the economy and the current fund-raising climate, we do not believe there is any viable funding alternative to this Proposed Offering. However, please be aware there are some risks involved if the stock issuance is approved, including, without limitation, the following:

     *    Your percentage of voting power will decrease;
     *    This issuance may result in a "change in control";
     *    There may be a possible effect on the market price of our shares; and
     * Through this transaction, Messrs. Fletcher and Reid will become significant shareholders. If the Proposed Offering is approved, TI, together with Messrs. Fletcher and Reid and their affiliates, collectively will own and control beneficially an aggregate of 15,514,299 shares of common stock, or approximately 37.9% of our then issued and outstanding common stock, including 2,581,333 shares of our common stock that TI may obtain by converting its existing promissory note. Messrs. Fletcher and Reid also hold two of the six seats on the Board of Directors, thus controlling one-third of the Board.

     You should carefully consider each of these risks, which are discussed in more detail beginning on page 4 of the Proxy Statement under the heading "EFFECT AND RISKS OF SHAREHOLDER APPROVAL."

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED OFFERING.

     Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the Special Meeting. To vote your shares, please complete and return the enclosed proxy card. You may also cast your vote in person at the Special Meeting.

Very truly yours,

/s/ James L. Cox

Dr. James L. Cox
Chairman, President and
Chief Executive Officer

                             COX TECHNOLOGIES, INC.
                               69 McAdenville Road
                       Belmont, North Carolina 28012-2434
                                 (704) 825-8146

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 12, 2003

To the Shareholders of Cox Technologies, Inc.:

     Notice is hereby given that a special meeting of shareholders (the "SPECIAL MEETING") of Cox Technologies, Inc. (the "Company") will be held on Wednesday,
March 12, 2003, at 9:00 a.m., local time, at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina, for the following purposes:

     1. To  consider  and vote  upon a  proposal  to  approve  a Stock  Purchase
Agreement, dated as of January 20, 2003, by and between the Company and Technology Investors, LLC ("TI"), an affiliate of certain executive officers and directors of the Company, pursuant to which 12,500,000 newly issued shares of our common stock will be purchased by TI at a price of $0.06 per share; and

     2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Our Board of Directors has fixed the close of business on Friday, January 17, 2003, as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof.

                                 By Order of the Board of Directors,

                                 /s/  James L. Cox

                                 Dr. James L. Cox
                                 Chairman, President and Chief Executive Officer

Belmont, North Carolina
February 6, 2003

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

ALL OF OUR SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE BY COMPLYING WITH THE PROCEDURES SET FORTH IN THE ATTACHED PROXY STATEMENT.

                                TABLE OF CONTENTS


Information Concerning Solicitation and Voting.................................1
   General.....................................................................1
   How You Can Vote............................................................1
   Required Votes..............................................................2
   Revocation of Proxies.......................................................2
   Expense of Solicitation.....................................................2
   Shareholder Proposals.......................................................2
The Proposal...................................................................3
   Introduction................................................................3
   The Proposed Offering.......................................................3
   Effect and Risks of Shareholder Approval....................................4
   Effect of Failure to Obtain Shareholder Approval............................5
   Dissenters' Rights..........................................................5
   Vote Required...............................................................5
   Why We Are Seeking Shareholder Approval.....................................5
   Board Determination.........................................................6
   Board Recommendation........................................................6
Reasons for the Proposed Offering..............................................7
   Need for Loan Reduction.....................................................7
   Company Evaluation of Financing Alternatives................................8
   Opinion of Ensemble Consulting LLC.........................................12
Recent Developments...........................................................13
Description of Stock Purchase Agreement.......................................15
   Overview...................................................................15
   Closing....................................................................15
   Representations and Warranties by the Company..............................15
   Representations and Warranties by TI.......................................15
   Conditions to the Company's Obligation to Close............................15
   Conditions to TI's Obligation to Close.....................................16
   Piggyback Registration Rights..............................................16
   Expenses...................................................................16
   Indemnification............................................................16
   Amendment and Waiver.......................................................16
Common Stock Ownership by Certain Beneficial Owners and Management............17
Other Matters.................................................................18

Appendix A - Fairness Opinion of Ensemble Consulting LLC
Appendix B - Stock Purchase Agreement

                             COX TECHNOLOGIES, INC.
                               69 McAdenville Road
                       Belmont, North Carolina 28012-2434
                                 (704) 825-8146

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                            TO BE HELD MARCH 12, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "BOARD OF DIRECTORS" or the "BOARD") of Cox Technologies, Inc., a North Carolina corporation (the "COMPANY"), for use at the special meeting of shareholders to be held on Wednesday, March 12, 2003, at 9:00 a.m., local time (the "SPECIAL MEETING"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special
Meeting will be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina. Unless the context requires otherwise, all references in the Proxy Statement to the Company refer to Cox Technologies, Inc. and its subsidiaries. This Proxy Statement and the accompanying proxy card are first being mailed to all shareholders entitled to vote at the Special Meeting on or about February 6, 2003.

     Only shareholders of record at the close of business on Friday, January 17, 2003 (the "RECORD DATE") are entitled to vote at the meeting. At the close of business on the Record Date, the Company had outstanding 25,839,094 shares of common stock, which shares constitute the only class of stock of the Company entitled to notice of, and to vote at, the Special Meeting. As of the same date, the Company had approximately 2,054 shareholders of record.

HOW YOU CAN VOTE

     All proxies that are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the Proposal (as defined below).

     The National Association of Securities Dealers, Inc. has specific rules relating to the voting authority of brokers who hold shares in street name for customers, when such brokers have not yet received instructions from beneficial owners. With respect to the Proposal presented to the shareholders, no broker may vote shares held for customers without specific instruction from such customers. A majority of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REQUIRED VOTES

     The affirmative vote of the holders of a majority of the shares present or represented by proxy (excluding shares held or controlled by Mr. Fletcher or Mr.
Reid) is required to approve the Proposal.

     The present executive officers and directors of the Company, excluding Messrs. Fletcher and Reid, are entitled to vote shares of the Company's common stock representing approximately 16.8% of the outstanding shares of voting stock. The present executive officers and directors have indicated their intent to vote in favor of the Proposal.

REVOCATION OF PROXIES

     Any proxy may be revoked by the person giving it at any time before its use by:

          * delivering to the Secretary of the Company a written notice of revocation;
          * duly executing and delivering to the Company a proxy bearing a later date; or
          *    attending the Special Meeting and voting in person.

     Attendance at the Special Meeting will not, by itself, revoke a proxy.

EXPENSE OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their name and will reimburse them for related expenses, including charges for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. The Company may also retain the services of a proxy solicitation firm. The Company has not made any arrangements to do so as of the date of this Proxy Statement, and does not presently have estimates as to the cost of such services. The Company expects to solicit proxies primarily by mail, but certain officers and employees of the Company may also solicit in person, by telephone, telegram or other means without additional compensation for their services other than their regular salaries.

SHAREHOLDER PROPOSALS

     The 2003 Annual Meeting of Shareholders is tentatively scheduled to be held on August 29, 2003. Any shareholder desiring to have a proposal included in the Company's Proxy Statement for its 2003 Annual Meeting of Shareholders must deliver such proposal no later than March 31, 2003.

     Shareholders should send their proposals to the attention of the Company's Secretary at the Company's corporate office, 69 McAdenville Road, Belmont, North Carolina 28012-2434.

                                  THE PROPOSAL

INTRODUCTION

     At the Special Meeting, our shareholders will be asked to consider and approve one proposal (the "PROPOSAL"): the approval of a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated January 20, 2003, by and between the Company and Technology Investors, LLC ("TI"), and the issuance of 12,500,000 shares of common stock pursuant to the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Appendix B to this Proxy Statement. This Special Meeting is being held because the Stock Purchase Agreement includes a provision requiring shareholder approval of the Stock Purchase Agreement as a condition to closing. See the section entitled "THE PROPOSED OFFERING" for a more detailed description of the Proposal. See the section entitled "WHY WE ARE SEEKING SHAREHOLDER APPROVAL" for a more detailed explanation of the reasons for holding the Special Meeting.

THE PROPOSED OFFERING

     GENERAL TERMS. We are seeking your approval of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, including the issuance of shares of the Company's common stock at a purchase price of $0.06 per share (the "PROPOSED OFFERING") to TI. TI is an affiliate of Mr. Brian D. Fletcher and Mr. Kurt C. Reid, each of whom is an executive officer and a director of the Company (TI and Messrs. Fletcher and Reid are collectively referred to herein as the "PRINCIPAL Shareholders"). The proposed purchase price of $0.06 per share is above the last trading price of our common stock the day before we announced the transaction ($0.03 per share on January 17, 2003). The proposed purchase price also is above the last trading price of our shares of common stock as of a recent date ($0.05 per share as of January 30, 2003). The aggregate number of shares of common stock to be issued to TI in connection with the Proposed Offering will be 12,500,000, or approximately 32.6% of the issued and outstanding stock following the Proposed Offering. It is currently contemplated that the closing of the Proposed Offering will occur on or about March 14, 2003 assuming the Proposal is approved by the shareholders at the Special Meeting and that all other conditions to closing have been satisfied.

     REASONS FOR THE PROPOSED OFFERING. RBC Centura Bank ("CENTURA") is the Company's principal lender. As previously disclosed in the Company's filings with the Securities and Exchange Commission ("SEC"), and as discussed in this Proxy Statement under the heading "REASONS FOR THE PROPOSED OFFERING - NEED FOR LOAN REDUCTION," the Company and Centura have on several occasions modified and extended the maturity dates of the loans. As a condition to the most recent modification and extension, the Company is required to reduce the outstanding principal under the loans by an additional $450,000 on or before March 15, 2003 (the "LOAN REDUCTION"). The Loan Reduction is in addition to our normal monthly principal payments due on the loans and the payment to Centura of the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases. The payment of these items to Centura would reduce the principal amount outstanding on the loans to $1,215,000 by March 15, 2003. The Company had net income from operations of $20,154 for the six months ending October 31, 2002. Management believes the Company needs to raise additional capital in the Proposed Offering to meet Centura's required Loan Reduction. The Company does not believe there is any viable funding alternative to this Proposed Offering.

     USE OF PROCEEDS. The gross proceeds to be received in connection with the Proposed Offering will be $750,000, and the net proceeds after expenses will be approximately $670,000. We intend to use $450,000 of the net proceeds from the Proposed Offering to accomplish the Loan Reduction, and the balance for working capital and for such other general corporate purposes as our Board of Directors may determine from time to time. The Board of Directors will have complete discretion over the use of proceeds. See the section entitled "EFFECT AND RISKS OF SHAREHOLDER APPROVAL."

     TECHNOLOGY INVESTORS, LLC. TI is an "accredited investor" under Rule 501 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Messrs. Fletcher and Reid, each of whom is an executive officer and director of the Company, serve as co-managers of TI and share voting and disposition powers with respect to common stock owned or purchased by TI.

EFFECT AND RISKS OF SHAREHOLDER APPROVAL

     In connection with the Proposed Offering, we intend to issue to TI 12,500,000 shares of our common stock. Together with the 432,966 shares of our common stock that are already owned by the Principal Shareholders, the Principal Shareholders and their affiliates collectively will own and control beneficially an aggregate of 15,514,299 shares of common stock, or approximately 37.9% of our then issued and outstanding common stock, including 2,581,333 shares of our common stock that TI may obtain by converting its existing promissory note. Shareholders should consider the following factors that may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the Proposed Offering.

     SHAREHOLDERS WILL EXPERIENCE SUBSTANTIAL DILUTION OF VOTING POWER. If the Proposed Offering is approved, you will experience a substantial dilution of your voting power. If a shareholder owned 1.00% of the issued and outstanding shares of the Company the day before the consummation of the Proposed Offering, that shareholder would own approximately 0.67% of the issued and outstanding shares of the Company after the consummation of the Proposed Offering.

     OUR FUTURE EARNINGS PER SHARE WILL BE DILUTED. If the Proposed Offering is approved and completed, there will be 12,500,000 shares issued by the Company. The increase in the number of shares issued and outstanding will have the effect of diluting the Company's future earnings per share.

     THE PRINCIPAL SHAREHOLDERS WILL BENEFICIALLY OWN A SIGNIFICANT PERCENTAGE OF THE COMPANY, AND THERE IS A RISK THAT A CHANGE OF CONTROL MAY OCCUR. Upon the completion of the Proposed Offering, the Principal Shareholders and their affiliates collectively will own and control beneficially an aggregate of 15,514,299 shares of common stock, or approximately 37.9% of our then issued and outstanding common stock, including 2,581,333 shares of our common stock that TI may obtain by converting its existing promissory note. As significant shareholders, the Principal Shareholders may be able to influence matters submitted to our shareholders for a vote. Most actions submitted to shareholders require at least a majority of the shareholders' approval; however, if the Principal Shareholders voted similarly, they would only need approximately 12.1% of the issued and outstanding shares to vote in the same manner in order to have control over most matters submitted to the shareholders.

     DISCRETION IN USE OF PROCEEDS. Other than the Loan Reduction, we cannot specify with certainty the amounts we will spend on particular uses from the net proceeds we will receive from the Proposed Offering. Our Board of Directors will have broad discretion in the application of the net proceeds. Our Board of Directors currently intends to use the net proceeds as described in "USE OF PROCEEDS." The failure by our Board of Directors to apply these funds effectively could have an adverse effect on our business.

     POSSIBLE EFFECT ON MARKET PRICE. Sales by TI of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock. Such sales, however, are prohibited under the securities laws for at least one year following the purchase of the shares, absent an exemption from, or registration under, the Securities Act.

EFFECT OF FAILURE TO OBTAIN SHAREHOLDER APPROVAL

     Since the closing of the Proposed Offering has been expressly conditioned on the Company's securing approval of the Proposal from its shareholders, if we are unable to obtain such shareholder approval and cannot consummate the Proposed Offering, the Company would have to pursue other financial and operational alternatives in order to raise more capital to accomplish the Loan Reduction and to achieve our business objectives. Given the state of the economy, the March 15, 2003 deadline for accomplishing the Loan Reduction and the current fund-raising climate, we do not believe there is any viable funding alternative to this Proposed Offering. Even if such an alternative does become available, that proposal may be on terms substantially less favorable to us.

     If we are unsuccessful in obtaining additional capital for the Loan Reduction and working capital, the Company may not be able to continue operating as a going concern.

DISSENTERS' RIGHTS

     Under North Carolina law, shareholders are not entitled to dissenters' rights with respect to the transactions contemplated by this Proposal.

VOTE REQUIRED

     The minimum vote that will constitute shareholder approval of this Proposal is the affirmative vote of a majority of the total votes present in person or represented by proxy at the Special Meeting (excluding shares held or controlled by Mr. Fletcher or Mr. Reid).

WHY WE ARE SEEKING SHAREHOLDER APPROVAL

     Shareholder approval of the transaction is being solicited to avoid the appearance of a "conflict of interest" that may arise because (i) the purchaser of the Company's common stock in connection with this Proposed Offering is already a significant shareholder of the Company, (ii) that shareholder is controlled by two individuals, each of whom is an executive officer and director of the Company, and (iii) the terms of the Proposed Offering were largely negotiated by such individuals and a Special Committee (the "SPECIAL COMMITTEE") of the Company's Board of Directors (see "COMPANY EVALUATION OF FINANCING ALTERNATIVES").

     Under North Carolina corporate law, a "conflict of interest" transaction is one in which a director or directors of the corporation has a direct or indirect financial interest. North Carolina law provides that a conflict of interest transaction is not voidable by the corporation solely because of the director's interest in the transaction if ANY one of the following is true:

          * the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the transaction;

          * the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and such shareholders authorized, approved or ratified the transaction; or

          *    the transaction was fair to the corporation.

     The Board of Directors believes it has complied with all three of the above-listed circumstances. Throughout this process, Messrs. Fletcher and Reid have discussed the material facts of the Proposed Offering with the other members of the Board of Directors, and the Board of Directors (with Messrs. Fletcher and Reid abstaining) have approved the Proposed Offering. The Board of Directors is also disclosing to the Company's shareholders the material facts of this transaction and requesting that the shareholders approve the transaction. Finally the Board of Directors believes that the terms of the Proposed Offering are fair to the Company. See "THE PROPOSED OFFERING" for greater detail regarding the terms of the transaction.

     By fulfilling any one of the above-listed circumstances (and the Board of Directors believes it has fulfilled all three), the Board of Directors wishes to insulate itself and the Company from any charge of a lack of fair dealing with the Company's shareholders. Also, by conditioning the consummation of the Proposed Offering upon the approval by the Company's shareholders, the Board of Directors seeks to provide the shareholders with the final authority to determine the fairness of the Proposed Offering.

BOARD DETERMINATION

     Our Board of Directors has determined that the consummation of the Proposed Offering will be in our best interest and in the best interest of our shareholders because receipt of the proceeds from the Proposed Offering will enable us to accomplish the Loan Reduction and infuse additional needed capital into the Company.

     The Company had net losses from operations of $4,826,969 for the fiscal year ended April 30, 2002, $3,537,597 of which was recognized as a loss on impairment when certain goodwill and non-depreciable assets were determined to be impaired. Our current capital levels have impeded our ability to grow and become profitable. We intend to use the capital to be raised through the Proposed Offering accomplish the Loan Reduction and to focus on the Company's strengths, address its weaknesses and generally enhance its overall profitability.

BOARD RECOMMENDATION

     The Board of Directors of the Company has carefully considered the Proposed Offering and recommends that the shareholders of the Company vote "FOR" approval of the Proposal. Messrs. Fletcher and Reid have abstained from this recommendation because of their interest in the consummation of the Proposed Offering.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

                        REASONS FOR THE PROPOSED OFFERING

NEED FOR LOAN REDUCTION

     On July 13, 2000 the Company entered into a five-year term loan ("TERM LOAN") with its primary lender, Centura in the amount of $1,190,000. The Company used the proceeds of the Term Loan to retire short-term debt of approximately $1,177,000 and the remainder was used for working capital.

     Initial principal payments of $9,920, in addition to accrued interest, were due monthly from August 2, 2000 to July 2, 2001. The rate of interest on the Term Loan is Centura's prime rate plus 0.625% per annum. Thereafter, principal payments of $22,312.50, in addition to accrued interest, are due monthly until July 13, 2005.

     The Company also established a revolving line of credit with Centura for working capital needs in the amount of up to $1,000,000 ("REVOLVING LOAN"), subject to a maximum percentage of eligible trade accounts receivable and inventories. The rate of interest on the Revolving Loan is Centura's prime rate plus 0.25% per annum and is due monthly beginning in August 2000.

     The principal of the Revolving Loan was due on September 2, 2001. On October 30, 2001 the Company executed a note modification agreement with Centura that extended the maturity date of the Revolving Loan to November 2, 2001. On November 29, 2001, the Company executed (a) an amendment to the original Revolving Loan Agreement, (b) a new security agreement and (c) a note modification agreement for the Term Note and for the Revolving Loan that were effective October 30, 2001 (collectively "MODIFIED AGREEMENTS"). These Modified Agreements extended the maturity date of the Revolving Loan to January 31, 2002 and changed the rate that interest will accrue on the Term Note and the Revolving Loan from prime rate plus 0.625% per annum and prime rate plus 0.25% per annum, respectively, to 30-day LIBOR plus 500 basis points per annum. These Modified Agreements also stated that Centura would forbear exercise of its rights and remedies under the Modified Agreements until January 31, 2002, so long as the Company continued to pay the principal and interest on the Term Note and pay interest on the Revolving Loan. On February 21, 2002 the Company executed documents with Centura, effective January 31, 2002, that amended the Modified Agreements to extend the maturity dates of the Revolving Loan and the Term Loan to July 31, 2002.

     The Company had borrowed $800,000 under the Revolving Loan at December 31, 2002.

     Centura also agreed to finance the lease of two major pieces of production equipment related to the manufacturing of the Vitsab(R) product. The Company has advanced approximately $842,000 in progress payments on the cost of both pieces of equipment, of which $464,000 was advanced directly by Centura. Through January 31, 2002, the Company had accrued and paid approximately $57,000 of interest related to the progress payments made by Centura on behalf of the Company. Pursuant to the lease agreement relating to the equipment, the Company was to receive the amount of its progress payments upon delivery and acceptance of the equipment and the closing of the lease. If needed, Centura had agreed to loan the Company the total amount of progress payments made by the Company for a minimum of 90 days at an interest rate of prime plus 1% per annum.

     The cost of the equipment related to the first lease is approximately $1,000,000, with monthly lease payments of $17,040, including interest at approximately 9.35% for a period of 84 months. The cost of the equipment related to the second lease is approximately $80,000, with monthly lease payments of $1,685, including interest at approximately 10.4% for a period of 60 months. Both leases were to commence upon the delivery of the equipment. Effective March

13, 2001, the Company and Centura agreed to combine both leases into one lease agreement. The combined lease was to commence upon the delivery of the equipment. As a result of the indefinite delay in the design and construction of the equipment, the Company and Centura agreed to execute documents on February 21, 2002 that converted the $464,000 advanced under the lease by Centura to a five-year term loan ("LEASE LOAN"), effective January 31, 2002. The executed documents also incorporated the note into the Modified Agreements. The interest rate on the note is the 30-day LIBOR plus 500 basis points per annum, with monthly payments of $7,700 plus accrued interest. The maturity date of the note is July 31, 2002.

     Effective July 31, 2002, the Company executed documents with Centura that extended the maturity date of the Term Loan, the Revolving Loan and the Lease Loan ("LOANS") to October 31, 2002 and decreased the amount available on the Revolving Loan from $1,000,000 to the then outstanding balance of $800,000. The Company began discussions with Centura and a group of asset-based lenders in an attempt to modify the Loans before October 31, 2002 to extend the maturity dates. As a result, the Term Loan and Lease Loan were classified as current portion of long-term debt.

     Effective December 1, 2002, the Company executed documents with Centura that extended the maturity date of the Loans to March 15, 2003. Under this new arrangement, the Company will continue paying the current monthly principal payments plus accrued interest on the Loans during this forbearance period. This extension was intended to give the Company additional time to procure additional debt or equity funding to allow the Company to decrease the amount owed to Centura by an additional $450,000. The Company is required to reduce the amount of principal outstanding under the Loans to $1,215,000, including the Loan Reduction, by March 15, 2003. The Loan Reduction is in addition to our normal monthly principal payments due on the Loans and the payment to Centura of the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases. If this target is obtained, Centura has agreed to amortize the remaining balance over a fixed period of time not to exceed 42 months. Centura has also indicated their intent to decrease the rate of interest accruing on the new loan as the Company meets certain target balances.

     The Company has agreed to certain covenants, including prohibiting the payment of dividends, with respect to the Loans.

     The Company derives cash from operations, equity sales, and borrowing from long- and short-term lending sources to meet its cash requirements. At present, the cash flow from operations is not adequate to meet cash requirements and commitments of the Company, including, but not limited to the commitment to make the Loan Reduction. In addition to making the Loan Reduction, the purpose of the Proposed Offering is to address our liquidity issues, support our balance sheet and support our business development efforts.

COMPANY EVALUATION OF FINANCING ALTERNATIVES

     As we have developed and implemented our business strategy, we recognized that to achieve our operating goals we would need to address our liquidity issue and strengthen our balance sheet. For these reasons, the Company has been actively seeking additional capital for over a year.

     Given the state of the economy and the fund-raising climate during that period, no equity financing proposals, other than proposals from TI, and few debt financing proposals have been available to the Company and, as explained below, those proposals were on onerous terms. Throughout the period, the Board of Directors and the Special Committee reviewed the Company's financing alternatives and, balancing the onerous terms against the immediacy of the Company's cash needs, declined all possible investments in or loans to the

Company prior to the Proposed Offering. A more thorough description of the fund-raising efforts of the Company during that period follows.

     On March 8, 2002, after the quarterly Board Meeting, Mr. Robert D. Voigt, a director, met with Messrs. Fletcher and Reid to discuss the Company's need for additional capital. Throughout March 2002, informal discussions between Mr. Voigt and Messrs. Fletcher and Reid were held relating to the growing capital needs of the Company. Also discussed was the possibility of an equity investment in the Company by TI. No formal proposals were presented.

     On April 12, 2002, Company representatives met with representatives of Centura. The purpose of the meeting was to determine the extent to which Centura would extend or modify the Loans should the Company receive an investment from TI. On April 22, 2002, Centura informally indicated that it would extend the maturity of the Loans from July 31, 2002 to July 31, 2003 if the Company would pay down the Term Loan by at least $250,000 and raise additional working capital of at least $200,000. Centura also indicated a willingness to decrease the interest rates on the Loans by 50 basis points.

     On April 29, 2002, the Company received the first financing proposal from TI (the "FIRST TI PROPOSAL"). The First TI Proposal included three different financing alternatives. All three financing alternatives included the following items:

          (i) The Company would agree to grant TI a security interest in all its assets junior to the security interest of Centura, to secure the $2,500,000 convertible loan dated March 10, 2000 (the "ORIGINAL TI LOAN") and any new debt issued that was related to this proposal. The Original TI Loan matures on March 10, 2005 and accrues interest at 10% per annum. The Original TI Loan can be converted into the Company's common stock at a conversion rate of $1.25 per share.

          (ii) All shares issued would be unregistered shares but would carry piggyback registration rights.

         (iii) TI would loan $200,000 to the Company through a convertible promissory note. The Company would deposit the proceeds into an account at Centura to satisfy their working capital requirement. The loan would accrue interest at 10% per annum and the maturity date would be July 31, 2003. The conversion rate would be $0.05135 per share based on 50% of the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. Interest would accrue until the loan was paid or until it was converted into the Company's common stock.

     Under financing alternative one, TI would purchase $250,000 in shares of the Company's common stock at $0.1027 per share, or 100% of the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. The conversion price of the Original TI Loan would be adjusted downward to $0.12324 per share. This would be a 20% premium above the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. In addition, the maturity date of the Original TI Loan would be changed to mature at $1,000,000 increments beginning March 10, 2005.

     Under financing alternative two, TI would loan $250,000 to the Company through a convertible promissory note. The loan would accrue interest at 10% per annum and the maturity date would be March 10, 2005. The conversion rate would be $0.1027 per share, or 100% of the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. The conversion price for $2,500,000 of the Original TI Loan would be adjusted downward to $0.12324 per share. This would be a 20% premium above the average closing price of the

Company's common stock between February 12, 2002 and April 26, 2002. The conversion price for the accrued interest component of the loan would remain at $1.25 per share.

     Under financing alternative three, TI would loan $250,000 to the Company through a convertible promissory note. The loan would accrue interest at 10% per annum and the maturity date would be March 10, 2005. The conversion rate would be $0.05135 per share, or 50% of the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. The conversion price for $1,300,000 of the Original TI Loan would be adjusted downward to $0.12324 per share. This would be a 20% premium above the average closing price of the Company's common stock between February 12, 2002 and April 26, 2002. The conversion price for the balance of the principal plus the accrued interest component of the loan would remain at $1.25 per share.

     On May 2, 2002, the Board of Directors met to consider the First TI Proposal. Because Messrs. Fletcher and Reid were affiliated with TI and were executive officers and directors of the Company, the Special Committee, comprised of the Company's three outside directors, Ben R. Rudisill, II, Dr. George M. Pigott and Robert D. Voigt, was appointed at that meeting of the Board of Directors, with Mr. Voigt serving as Chairman. The purpose of the Special Committee was to consider the First TI Proposal. At this meeting, the Special Committee asked Mr. Jack G. Mason, the Company's chief financial officer, to prepare a financial analysis of the First TI Proposal.

     On May 8, 2002, the Company received from Messrs. Fletcher and Reid, a list of 17 potential financing sources that had been contacted regarding potential investment in the Company, all of whom had declined the opportunity.

     On May 13, 2002, Mr. Mason completed and delivered to the members of the Special Committee, an analysis of the First TI Proposal. On May 17, 2002, the Special Committee met to consider the First TI Proposal. After the meeting, the Special Committee met with a representative of Centura who indicated that the Loans would not be accelerated as long as the Company continued to make timely principal and interest payments. The Special Committee concluded that it would not accept any of the financing alternatives proposed in the First TI Proposal because of the requirement that the conversion price of the Original TI Loan be reduced, and that the Company grant TI a security interest in all its assets junior to the security interest of Centura, to secure the Original TI Loan and any new debt issued that was related to the proposal. In addition, since Centura indicated that it would not accelerate the Loans, the Special Committee did not think it was prudent at that time to dilute the current shareholder ownership to raise additional capital.

     On May 30, 2002, Mr. Fletcher contacted Mr. Voigt to inform him that TI desired to present a revised proposal (the "SECOND TI PROPOSAL") to the Special Committee that addressed the Special Committee concerns over the dilution of the current shareholder ownership. On June 6, 2002, the Special Committee met and Messrs. Fletcher and Reid presented the Second TI Proposal to the Special Committee. Under the Second TI Proposal, TI would loan $250,000 to the Company through a convertible promissory note. The loan would accrue interest at 10% per annum and would mature five years from the issuance date. The conversion rate would be $0.06875 per share, or a 37.5% discount below the then current market price of $0.11 per share. This was the same discount used in calculating the conversion price for the Original TI Loan. All shares issued would be unregistered shares but would carry piggyback registration rights. The Company would agree to grant TI a security interest in all its assets junior to the security interest of Centura, to secure the Original TI Loan and any new debt issued that was related to the proposal. The conversion rate of the Original TI Loan would not be adjusted under the Second TI Proposal. Mr. Mason was asked by the Special Committee to prepare an analysis comparing the dilution on Company stock ownership of the First TI Proposal and the Second TI Proposal.

     On June 20, 2002, meetings of the Special Committee and of the full Board of Directors were held. The Special Committee decided to reject the Second TI Proposal because of the dilution to the current shareholders and the requirement that the Original TI Loan and the proposed TI loan be secured. Following those meetings, a letter was sent from Mr. Voigt to TI informing them of the decision. The letter also stated that the Special Committee planned to seek alternative financing from other sources outside of the Company. On July 5, 2002, an investment package was sent to six potential institutional investors. For various reasons, including the Company's current poor financial condition, all declined to invest.

     On July 24, 2002, the Company received an email from a Centura representative indicating that the state and federal examiners had severely downgraded the creditworthiness of the Loans because of the going concern designation contained in the Company's financial statements, the Company's continued losses, its declining net worth and the lack of sufficient collateral. As a result, Centura only agreed to extend the maturity of the Loans to October 31, 2002, and the amount available under the Revolving Loan was immediately reduced to the current outstanding balance of $800,000. On July 25, 2002, the Special Committee engaged Loansmith, Inc., a loan broker, to assist in finding an asset-based lender. Centura also provided the Company with a list of potential asset-based lenders that it had used in the past.

     Due to the downgrade of the Loans, management met with a representative of Centura on August 26, 2002. At the meeting, the Centura representative indicated that it was Centura's objective to either formulate an exit strategy for Centura to get out of the Loans, which could include foreclosure, or to formulate a rehabilitation plan that would allow the Loans to be upgraded.

     After several discussions and meetings with the Company, Centura's representative told the Company that he believed the Loans could be rehabilitated and he informed the Company of the conditions under which Centura would extend the maturity dates of the Loans past October 31, 2002. Those conditions were for the Company to present a plan by October 31, 2002 satisfactory to Centura that involved a pay down of the Loans of approximately $700,000 as quickly as possible. The Company was told that if it was not able to offer a satisfactory plan for pay down of the Loans, Centura would have to take other actions, which could include foreclosure of the Loans.

     From August to October, seven asset-based lenders were contacted regarding a possible loan to the Company. Two of those asset-based lenders did not submit proposals. All of the proposals contained terms that the Company's management believed to be detrimental to the Company. On October 8, 2002, the Board of Directors met to discuss the first three proposals submitted. Later that day, the Board of Directors also met with a representative of Centura who agreed to allow the Company additional time to investigate raising capital through an equity financing rather than a loan from an asset-based lender due to the high interest cost and other fees associated with this type of debt financing.

     On October 15, 2002, a final update of loan proposals submitted from five asset-based lenders and a worksheet to compare those proposals was distributed to the Board of Directors. On October 18, 2002, the Board of Directors met to discuss the five asset-based loan proposals submitted. The Special Committee believed that the onerous terms contained in the proposals exposed the Company to substantial risk without solving the Company's need for adequate working capital. Because of this, the Board of Directors decided not to accept any of the asset-based lender proposals and to pursue the terms of an equity financing. The Company's independent accounting firm and corporate counsel were solicited for names of investment bankers to opine on price and structure of potential equity financings and to compare those possibilities with the asset-based loans proposals. Six investment banks were contacted with regard to the project. Three investment banks submitted proposals.

     On October 22, 2002, Centura agreed to extend the maturity date of the Loans to February 15, 2003 if the Company paid the $450,000 Loan Reduction in addition to (i) our normal monthly principal payments due on the Loans and (ii) the payment to Centura of the $91,000 payment that the Company received on January 30, 2003 from the purchaser of the oilfield subleases. Centura later extended the maturity date to March 15, 2003 to give the Company time to prepare the appropriate documentation necessary to obtain shareholder approval of the Proposed Offering.

     On November 1, 2002, the Special Committee accepted the proposal from Ensemble to provide valuation and fairness opinion services. On November 21, 2002, the Special Committee received the first draft valuation report from Ensemble. On November 26, 2002, the Special Committee received a second draft of Ensemble's valuation report. On December 4, 2002, the Special Committee met to discuss the valuation report. At that meeting, the Special Committee asked Ensemble to perform some additional revenue sensitivity analyses.

     On December 13, 2002, the Special Committee received Ensemble's third draft valuation report including revenue sensitivity analysis and some modifications resulting from receipt of actual financial results for the quarter ended October 31, 2002. On December 17, 2002, the Special Committee met to discuss the third draft valuation report. Based on the valuation range in the third draft valuation report ($0.0367 per share at the low end of the range and $0.0563 per share at the high end of the range), the Special Committee approved continued negotiation with TI for an investment at a price per share of $0.06 and affirmatively decided that if an adequate deal could be negotiated with TI, the Company should not pursue an asset-based loan. On that date, the Company and Centura also executed documents, effective December 1, 2002, extending the maturity of the Loans to March 15, 2003, to give the Company additional time to raise capital to accomplish the Loan Reduction.

     Negotiation and preparation of legal documents, including the Stock Purchase Agreement, continued through the first two weeks of January 2003. On January 16, 2003 a meeting of the Special Committee was held. At that meeting
Ensemble delivered its Fairness Opinion. In the materials supporting the Fairness Opinion, the per share valuation range increased to $0.0398 - $0.0676 as a result of some minor debt reduction by the Company and the recent upward movement in the stock market. After discussing these issues, the Special Committee approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement. The Board of Directors met later on January 16, 2003 and unanimously approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement (with Messrs. Fletcher and Reid abstaining). At that meeting, the Board of Directors also set the Record Date and took all actions necessary to submit the Proposal to the shareholders at the Special Meeting with the Board's recommendation that shareholders vote for the Proposal.

OPINION OF ENSEMBLE CONSULTING LLC

     The Company retained Ensemble to act as financial advisor to the Special Committee, and, if requested, to render to the Special Committee an opinion as to the fairness to the shareholders of the Company, from a financial point of view, of the consideration to be received by the Company in the Proposed Offering.

     Ensemble delivered to the Board of Directors on January 16, 2003 the Fairness Opinion to the effect that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the Fairness Opinion and described below, the proposed consideration to be received by the Company in the Proposed Offering was fair, from a financial point of view, to the shareholders of the Company. A copy of the Fairness Opinion is attached to this document as Appendix A and is incorporated by reference into this Proxy Statement.

     While Ensemble rendered its Fairness Opinion and provided certain valuation analyses to the Special Committee, Ensemble was not requested to and did not make any recommendation to the Special Committee as to the specific amount of consideration to be received by the Company in the Proposed Offering, which was determined through negotiations between the Special Committee and TI. The Fairness Opinion, which was directed to the Special Committee, addresses only the fairness, from a financial point of view, of the consideration payable to the Company in the Proposed Offering, does not address the underlying business decision to proceed with the Proposed Offering, or the relative merits of the Proposed Offering compared to any alternative business strategy or transaction in which the Company might engage and does not constitute a recommendation to any of the Company's shareholders as to how to vote on the Proposal.

     In arriving at its opinion, Ensemble's review included:

     *    The Stock Purchase Agreement;

     * The Company's annual reports on Form 10-K for the fiscal years ended April 30, 1998, 1999, 2000, 2001 and 2002, and quarterly reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, January 31, 2002, July 31, 2002 and October 31, 2002;

     * The Company's forecasted financial results for the three fiscal years ended April 30, 2003, 2004 and 2005;

     * Publicly available business and financial information relative to the Company;

     * Various third party information about the Company including stock reports; and

     * Publicly available information on companies that are publicly traded and have been acquired in a merger or acquisition transaction, which Ensemble deemed to be comparable to the Company.

     In addition, Ensemble visited the Company's headquarters and conducted discussions with selected members of the Company's senior management (excluding Messrs. Fletcher and Reid) concerning the financial condition, operating performance and balance sheet characteristics of the Company.

     In conducting its investigation and analyses, and in arriving at its opinion expressed herein, Ensemble took into account such accepted financial and investment banking procedures and considerations as it has deemed relevant, including the review of: (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses believed to be comparable to the Company's; (ii) the current and projected financial position and results of operations of the Company; (iii) the historical market prices and trading activity of the common stock of the Company; (iv) financial and operating information concerning selected business combinations deemed comparable in whole or in part; (v) the general condition of the securities markets; and (vi) such other factors as were deemed appropriate.

                               RECENT DEVELOPMENTS

     Following the approval of the Stock Purchase Agreement by the Special Committee and the Board of Directors, Mr. Robert D. Voigt and Dr. George M. Pigott, both directors of the Company, resigned from the Board effective January 17, 2003. Mr. Voigt recently moved from North Carolina and informed the Board of Directors that he intended to resign following completion of the Special Committee's work on the Proposed Offering. Dr. Pigott informed the Board that, as a result of living on the West Coast and being unable to personally attend

Board meetings, he felt that the Company would be better served if it could replace him with a local director who could be more active on the Board. Both Mr. Voigt and Dr. Pigott voted to approve the Stock Purchase Agreement and indicated that the Proposal had no influence on their decision to submit their resignations. Mr. Ben R. Rudisill, II, a director of the Company, has informed the Board that he intends to continue serving on the Board. The Company intends to recruit additional qualified independent directors to serve on the Board.

                     DESCRIPTION OF STOCK PURCHASE AGREEMENT

     The  following  summary of the material  terms and  provisions of the Stock
Purchase  Agreement  is  qualified  in its  entirety by  reference  to the Stock
Purchase Agreement. A copy of the Stock Purchase Agreement is attached as APPENDIX B to this Proxy Statement and is considered part of this Proxy Statement. While we believe that these descriptions cover the material terms of the Stock Purchase Agreement, the following summaries may not contain all of the information that is important to you.

     OVERVIEW. The Stock Purchase Agreement provides that, upon the terms and conditions set forth in the Stock Purchase Agreement, TI will purchase
12,500,000 shares of our common stock for a price of $0.06 per share, or $750,000.

     CLOSING. The purchase of the common stock in the Proposed Offering will be consummated at a closing (the "CLOSING") to be held as soon as practicable after satisfaction of all the conditions to Closing, including approval by shareholders at the Special Meeting. If the Proposal is approved at the Special Meeting, and if all other conditions to Closing have then been satisfied, it is anticipated that the Closing will occur on or about March 14, 2003.

     REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Stock Purchase Agreement contains various representations and warranties by the Company relating to, among other things, the following:

     * the corporate organization, existence and good standing of the Company;
     * the Company's corporate power and authority to execute the Stock Purchase Agreement and to complete the Proposed Offering;
     * exemption of registration of the common stock to be purchased in the Proposed Offering;
     * compliance with laws and the Company's Articles of Incorporation and By-laws;
     *    the accuracy of our financial statements;
     *    absence of brokers;
     * filings and reports with the SEC and accuracy and completeness of such filings and reports;
     *    taxes; and
     * accuracy and completeness of information in the Stock Purchase Agreement and other written statements furnished TI by the Company.

     REPRESENTATIONS AND WARRANTIES BY TI. The Stock Purchase Agreement contains various representations and warranties by TI relating to, among other things, the following:

     *    the organization, existence and good standing of TI;
     * TI's power and authority to execute the Stock Purchase Agreement and to complete the Proposed Offering;
     * TI's investment intent with respect to the shares of common stock to be purchased in the Proposed Offering;
     *    TI's status as an accredited investor; and
     *    absence of brokers;

     CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE. The Stock Purchase Agreement contains various conditions to the Company's obligation to Close the Proposed Offering including, among other things, the following:

     *    approval of the Proposal by the shareholders at the Special Meeting;
     * receipt by the Company of a copy of resolutions of the co-managers of TI approving the Stock Purchase Agreement, the execution of the Stock Purchase Agreement and the consummation of transactions contemplated by the Stock Purchase Agreement;
     *    receipt  by  the  Company  of  a  certified  copy  of  TI's  Operating
          Agreement;
     * absence of suits, actions or proceedings seeking to restrain or prohibit the transactions contemplated by the Stock Purchase Agreement; and
     * receipt by the Company of the purchase price for the shares in the Proposed Offering.

     CONDITIONS TO TI'S OBLIGATION TO CLOSE. The Stock Purchase Agreement contains various conditions to TI's obligation to Close the Proposed Offering including, among other things, the following:

     *    approval of the Proposal by the shareholders at the Special Meeting;
     * receipt by TI of a copy of resolutions of the Board of Directors or Special Committee of the Board of Directors of the Company approving the Stock Purchase Agreement, the execution of the Stock Purchase Agreement and the consummation of transactions contemplated by the Stock Purchase Agreement;
     * receipt by TI of a certified copy of the Company's Articles of Incorporation and By-laws;
     *    receipt by TI of a copy of all necessary consents and approvals;
     * absence of suits, actions or proceedings seeking to restrain or prohibit the transactions contemplated by the Stock Purchase Agreement;
     * absence of any change or development that could reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of the Company since January 20, 2003; and
     * receipt by TI of the certificates representing the shares of common stock purchased in the Proposed Offering.

     PIGGYBACK REGISTRATION RIGHTS. The Stock Purchase Agreement contains provisions entitling TI to have their shares purchased in the Proposed Offering included in other registration statements filed by the Company covering the public offering of common stock of the Company. The exercise of these piggyback registration rights will be subject to notice requirements and volume limitations that might be imposed by the underwriters of the applicable offering.

     EXPENSES. Subject to limited exceptions, the Company has agreed to reimburse TI for up to $15,000 in reasonable attorneys fees and expenses incurred by TI in connection with the Stock Purchase Agreement and any other related documents.

     INDEMNIFICATION. The Stock Purchase Agreement contains customary provisions that obligate each party to indemnify the other party against specified liabilities.

     AMENDMENT AND WAIVER. Any provision of the Stock Purchase Agreement may be waived or amended upon written instruction signed by both the Company and TI.

       COMMON STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is the number of shares of Common Stock of the Company owned by certain beneficial owners, the directors, the Chief Executive Officer, the other executive officers named in the Summary Compensation Table, and the directors and executive officers as a group, on January 10, 2003.

                                                                                  PERCENT OF
NAME                                                               SHARES (1)       CLASS
----                                                            ---------------   ----------
Dr. James L. Cox............................................     8,028,108  (2)      21.0%
Brian D. Fletcher...........................................     4,299,316  (3)      11.3%
Dr. George M. Pigott........................................        17,300  (4)         *
Kurt C. Reid................................................     4,296,316  (5)      11.2%
Ben R. Rudisill, II.........................................        15,000  (6)         *
Robert D. Voigt.............................................        21,000  (7)         *
Jack G. Mason...............................................       260,000  (8)         *
Technology Investors, LLC...................................     2,581,333  (9)       6.8%
Vitsab, AG..................................................     3,124,835 (10)       8.2%
Directors and executive officers as a group (10 persons)....    17,091,351 (11)      44.7%

----------
* Indicates beneficial ownership of less than 1% of the shares of Common Stock of the Company outstanding on January 10, 2003.
(1)  Includes shares, if any, held by each person's spouse.
(2) Dr. Cox owns 3,280,279 shares directly, 1,005,829 shares are owned by a trust over which Dr. Cox has investment and voting power, and 12,000 shares held by parent. Includes a warrant to purchase 2,500,000 shares. Includes options to purchase 1,230,000 shares exercisable within 60 days of January 10, 2003.
(3) Mr. Fletcher owns 217,983 shares directly. Includes options to purchase 1,500,000 shares exercisable within 60 days of January 10, 2003. Includes 2,581,333 shares beneficially owned through Technology Investors, LLC.
(4) Dr. Pigott owns 2,300 shares directly. Includes options to purchase 15,000 shares exercisable within 60 days of January 10, 2003.
(5) Mr. Reid owns 214,983 shares directly. Includes options to purchase 1,500,000 shares exercisable within 60 days of January 10, 2003. Includes 2,581,333 shares beneficially owned through Technology Investors, LLC.
(6) Mr. Rudisill has options to purchase 15,000 shares exercisable within 60 days of January 10, 2003.
(7) Mr. Voigt owns 6,000 shares directly. Includes options to purchase 15,000 shares exercisable within 60 days of January 10, 2003.
(8) Mr. Mason owns 10,000 shares directly. Includes options to purchase 250,000 shares exercisable within 60 days of January 10, 2003.
(9) The address for Technology Investors, LLC is 191 Bridgeport Drive, Mooresville, North Carolina.
(10) The address for Vitsab, AG is Blumenshrasse 12, CH 8572-Berg, Switzerland. Does not include shares held in street name.
(11) Includes warrants and options to purchase 12,318,166 shares exercisable within 60 days of January 10, 2003.

                                  OTHER MATTERS

     Our Board of Directors knows of no other business that will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                             COX TECHNOLOGIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR SPECIAL MEETING ON MARCH 12, 2003

     The undersigned shareholder of Cox Technologies, Inc. (the "COMPANY") acknowledges receipt of Notice of the Special Meeting of Shareholders and Proxy Statement, each dated February 6, 2003, and the undersigned revokes all prior proxies and appoints JAMES L. COX and JACK G. MASON, or each of them, as proxies for the undersigned, each with the power of substitution or resubstitution, to vote all shares of common stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Holiday Inn Airport, 2707 Little Rock Road, Charlotte, North Carolina at 9:00 a.m., local time, on March 12, 2003, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. To approve the Stock Purchase Agreement and the transaction contemplated thereby, including the proposed private placement of an issuance to Technology Investors, LLC of 12,500,000 shares of our common stock, at a price of $0.06 per share.

        FOR                        AGAINST                        ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                           Please sign on reverse side

                           (continued from other side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                    Dated this __ day of ___________, 2003


                    --------------------------------------------
                    (Signature of Shareholder)


                    --------------------------------------------
                    (Signature of Shareholder)

                    Please sign exactly as your name or names appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder must sign.

                                   APPENDIX A

                   Fairness Opinion of Ensemble Consulting LLC

January 16, 2003


Special Committee of the Board of Directors
Cox Technologies, Inc.
69 McAdenville Road
Belmont, NC 28012-2434

RE: OPINION OF FINANCIAL ADVISOR

Gentlemen:

We understand that Cox Technologies, Inc. ("Cox Technologies" or the "Company"), a North Carolina corporation, proposes to enter into a stock purchase agreement dated January 20, 2003 and hereinafter referred to as the "Stock Purchase Agreement" with Technology Investors, LLC, a North Carolina limited liability company (the "Purchaser"), pursuant to which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser (i) twelve million five hundred thousand (12,500,000) shares of common stock for an aggregate purchase price of $750,000 ("Consideration") (herein referred to as "the Transaction").

The Special Committee of the Board of Directors of the Company has requested our opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be paid by the Purchaser in connection with the Transaction. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have completed the following:

1. Reviewed Cox Technologies' annual reports on Form 10-K for the fiscal years ended April 30, 1998; 1999; 2000; 2001 and 2002 and quarterly reports on Form 10-Q for the quarters ended July 31, 2001; October 31, 2001; January 31, 2002; July 31, 2002 and October 31, 2002;

2. Interviewed selected senior management and board members of Cox Technologies, Inc. to discuss the Transaction, the operations, financial condition, future prospects and performance of the Company;

Special Committee of the Board of Directors
January 16, 2003
Page 2


3. Reviewed the financial terms and conditions contained in the January 15th, 2003 draft of the Stock Purchase Agreement between the Company and the Purchaser and assumed the final form of the Stock Purchase Agreement dated January 20, 2003 would not vary in any respect material to our analysis;

4. Reviewed the Company's forecasted financial results for the three fiscal years ended April 30, 2003; 2004 and 2005;

5. Reviewed various other information from the Company including marketing pieces and press releases;

6. Reviewed various third party information about the Company including stock reports;

7. Reviewed the historical market prices and trading activity of the common stock of the Company;

8. Reviewed publicly available information on companies that are publicly traded and/or have been acquired in a merger or acquisition transaction, which we deemed comparable to the Company; and

9. Conducted such other analyses, studies and investigations, as we deemed appropriate under the circumstances for rendering the opinion expressed herein.

Except as expressly set forth above, we were not provided and did not review any
documentation,   preliminary  or  otherwise,  regarding  the  valuation  of  the individual assets of the Company.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and judgments of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

It is  understood  that  this  Opinion  is for the  information  of the  Special
Committee of the Board of Directors in connection with its evaluation of the Transaction and does not constitute a recommendation to the Purchaser or any holder of shares of common stock of Cox Technologies, Inc. as to whether to enter into the Stock Purchase Agreement or to take other action in connection with the Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated November 7, 2002 (the "Engagement Letter") with the Board of Directors, and subject to the understanding that the obligations of Ensemble Consulting LLC in the transaction are solely corporate obligations, and no officer,

Special Committee of the Board of Directors
January 16, 2003
Page 3


director, employee, agent, shareholder or controlling person of Ensemble Consulting LLC shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates unless permitted by the Engagement Letter. This letter speaks only as of its date and we are under no obligation and do not undertake any obligation to update the Opinion at any time after the date hereof.

In arriving at this opinion, we did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses, without considering all analyses, would create an incomplete view of the process underlying the Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Consideration to be paid by the Purchaser in connection with the Transaction is fair to the shareholders of Cox Technologies, Inc. from a financial point of view.

Sincerely,

/s/ Justine E. Tobin

ENSEMBLE CONSULTING LLC

                                   APPENDIX B

                            Stock Purchase Agreement

                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF

                                JANUARY 20, 2003

                                 BY AND BETWEEN

                             COX TECHNOLOGIES, INC.

                                       AND

                            TECHNOLOGY INVESTORS, LLC

                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE I. DEFINITIONS.........................................................1

ARTICLE II. CLOSING............................................................3

2.1.   Authorization of Purchased Securities...................................3

2.2.   Purchase of Purchased Securities........................................3

2.3.   Closing.................................................................4

ARTICLE III. PURCHASER'S REPRESENTATIONS.......................................4

3.1.   Investment Intention....................................................4

3.2.   Accredited Investor.....................................................4

3.3.   Corporate Existence.....................................................4

3.4.   Corporate Power; Authorization; Enforceable Obligations.................4

3.5.   Brokers.................................................................5

ARTICLE IV. COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS................5

4.1.   Capitalization..........................................................5

4.2.   Authorization and Issuance of the Purchased Securities..................5

4.3.   Securities Laws.........................................................5

4.4.   Corporate Existence; Compliance with Laws...............................5

4.5.   Corporate Power: Authorization: Enforceable Obligations.................6

4.6.   Financial Statements....................................................6

4.7.   Taxes...................................................................7

4.8.   Brokers.................................................................7

4.9.   Required Filings........................................................7

4.10.  Full Disclosure.........................................................7

4.11.  Absence of Changes......................................................7

ARTICLE V. CONDITIONS PRECEDENT TO CLOSING.....................................8

5.1.   Conditions Precedent to Purchaser's Obligation to Close.................8

5.2.   Conditions Precedent to Company's Obligation to Close...................9

ARTICLE VI. SECURITIES LAW MATTERS.............................................9

6.1.   Legends.................................................................9

6.2.   Transfer of Restricted Securities......................................10

6.3.   Registration Rights....................................................11

ARTICLE VII. EXPENSES.........................................................11

ARTICLE VIII. LIMITATION ON CLAIMS OF PURCHASER; INDEMNIFICATION..............12

8.1.   Limitation.............................................................12

8.2.   Indemnification by the Company.........................................12

8.3.   Indemnification by the Purchaser.......................................13

8.4.   Exculpation............................................................13

ARTICLE IX. MISCELLANEOUS.....................................................14

9.1.   Notices................................................................14

9.2.   Binding Effect; Benefits...............................................15

9.3.   Amendment..............................................................15

9.4.   Successors and Assigns; Assignability..................................15

9.5.   Section and Other Headings.............................................15

9.6.   Severability...........................................................15

9.7.   Entire Agreement.......................................................15

9.8.   Counterparts...........................................................16

9.9.   Publicity..............................................................16

9.10.  Governing Law..........................................................16

9.11.  No Strict Construction.................................................16

SCHEDULE 1.0   SEC Filings

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 20, 2003, by and between Cox Technologies, Inc., a North Carolina corporation (the "COMPANY"), and Technology Investors, LLC, a North Carolina limited liability company (the "PURCHASER").

          The Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, upon the terms and conditions hereinafter provided, twelve million five hundred thousand (12,500,000) shares of the Company's Common Stock (the "COMMON STOCK"), for an aggregate purchase price of $750,000.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

          "AUDITED FINANCIALS" shall have the meaning set forth in Section 4.6 hereof.

          "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of North Carolina.

          "ARTICLES OF INCORPORATION" shall mean the Company's Articles of Incorporation, as the same may be amended from time to time.

          "CLOSING" or "CLOSING DATE" shall each have their respective meanings set forth in Section 2.3 hereof.

          "COMMON STOCK" shall have the meaning set forth in the recitals.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

          "FINANCIALS" shall have the meaning set forth in Section 4.6 hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "KNOWLEDGE" shall mean the actual knowledge of an executive officer of the Company.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, operations, prospects or financial condition of the Company.

          "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PURCHASED SECURITIES" shall mean the Common Stock purchased by the Purchaser at the Closing pursuant to Section 2.2 of this Agreement.

          "RESTRICTED SECURITIES" shall mean (i) the Purchased Securities issued hereunder, and (ii) any securities issued and exchanged with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 6.1 have been delivered by Company in accordance with Section 6.2. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 6.1.

          "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

          "SEC FILINGS" shall mean the following documents that have been filed with the SEC, copies of which are attached hereto as Schedule 1.0: (i) the annual report of the Company on Form 10-K for the fiscal year ended April 30, 2002, (ii) the quarterly reports of the Company on Form 10-Q for the quarterly periods ended October 31, 2002 and July 31, 2002, (iii) the current reports of the Company on Form 8-K, dated September 30, 2002, September 5, 2002 and February 11, 2002 and (iv) the definitive proxy statement of the Company dated July 29, 2002.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other equity security (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

          "TRANSACTION DOCUMENTS" shall mean this Agreement and all certificates and other documents related to the transactions contemplated by this Agreement.

          "UNAUDITED FINANCIALS" shall have the meaning set forth in Section 4.6 hereof.

          References to this "AGREEMENT" shall mean this Stock Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement, as a whole, including the schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                   ARTICLE II.
                                     CLOSING

     2.1. AUTHORIZATION OF PURCHASED SECURITIES. Prior to the Closing, the Company shall have duly authorized the issuance and sale of the Purchased Securities.

     2.2. PURCHASE OF PURCHASED SECURITIES. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), the Purchaser will purchase from the Company, and the Company will sell to Purchaser
(i) twelve million five hundred thousand (12,500,000) shares of Common Stock for a purchase price of $0.06 per share (the "PER SHARE PRICE") for an aggregate purchase price of $750,000 (the "PURCHASE PRICE"). The Purchase Price will be payable in full by Purchaser on the Closing Date in cash by wire transfer of immediately available funds to an account designated by the Company.

     2.3. CLOSING. The closing of the purchase and sale of the Purchased Securities (the "CLOSING") shall take place within five (5) Business Days following the receipt of stockholder approval of the transaction contemplated by this Agreement (the "CLOSING DATE") at the offices of Morris, Manning & Martin, LLP, 6000 Fairview Road, Suite 1125, Charlotte, NC 28210, or such other place as shall be mutually agreed to by the parties hereto. On the Closing Date, the Company will deliver to the Purchaser the items listed in SECTION 5.1 against delivery by the Purchaser of the Purchase Price by payment of cash by wire transfer of immediately available funds to the Company.

                                  ARTICLE III.
                           PURCHASER'S REPRESENTATIONS

          As of the Closing, the Purchaser makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

     3.1. INVESTMENT INTENTION. The Purchaser is purchasing the Purchased Securities for its own account, for investment purposes and not with a view to the distribution thereof. The Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Purchased Securities (or solicit any offers to buy, purchase, or otherwise acquire any of the Purchased Securities), except in compliance with the Securities Act.

     3.2. ACCREDITED INVESTOR. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and it is able to afford a complete loss of such investment.

     3.3. CORPORATE EXISTENCE. The Purchaser is a North Carolina limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

     3.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Purchaser of the Transaction Documents to be executed by it: (i) are within the Purchaser's power; (ii) have been duly authorized by all necessary action; (iii) are not in contravention of any provision of the Purchaser's governing documents; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on the Purchaser. The Purchaser has full power and authority to perform its obligations under the Transaction Documents. The Transaction Documents to which the Purchaser is a party have each been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     3.5. BROKERS. No broker or finder acting on behalf of the Purchaser brought about the consummation of the transactions contemplated pursuant to this Agreement and the Purchaser has no obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV.
               COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          As of the Closing, the Company makes the following representations, warranties and covenants to each Purchaser, each and all of which shall survive the execution and delivery of this Agreement and each Closing hereunder. The Company shall have no liability to the Purchaser for any breach of the representations and warranties set forth herein if, as of the date hereof or the Closing Date, either Brian D. Fletcher or Kurt C. Reid had actual knowledge of facts that would make the representations and warranties set forth herein untrue.

     4.1. CAPITALIZATION. All issued and outstanding Stock of the Company is duly authorized, validly issued, fully paid and non-assessable.

     4.2. AUTHORIZATION AND ISSUANCE OF THE PURCHASED SECURITIES. The issuance of the Purchased Securities has been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to the Purchaser of certificates therefor against payment in accordance with the terms hereof, the Purchased Securities will be validly issued and fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and preemptive rights.

     4.3. SECURITIES LAWS. In reliance on the representations of the Purchaser contained in SECTION 3.1 and SECTION 3.2, the offer, issuance, sale and delivery of the Purchased Securities, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable United States state securities laws, and are otherwise in compliance with such laws. No information contained in the SEC Filings contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made.

     4.4. CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted in all material respects; (iii) has, or has applied for, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its Articles of Incorporation and by-laws in all material respects; and (v) to the Knowledge of the Company, is in compliance with all applicable provisions of applicable laws, except for such non-compliance which would not have a Material Adverse Effect.

     4.5. CORPORATE POWER: AUTHORIZATION: ENFORCEABLE OBLIGATIONS. The execution, delivery, and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the Purchased Securities and the consummation of the other transactions contemplated by any of the foregoing: (i) are within the Company's corporate power and authority; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the Company's Articles of Incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; and (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of their property is bound. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.6. FINANCIAL STATEMENTS.

               (a) The audited financial statements of the Company, dated as of April 30, 2002 (the "AUDITED FINANCIALS"), have been prepared in accordance with the books and records of the Company, present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for the respective periods indicated, and have been prepared in accordance with GAAP applied on a consistent basis. The unaudited financial statements of the Company, dated as of October 31, 2002 (the "UNAUDITED FINANCIALS"), have been prepared in accordance with the books and records of the Company, and present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for the respective periods indicated, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments. The Audited Financials and Unaudited Financials shall be referred to herein collectively as the "FINANCIALS."

               (b) Except as set forth in the SEC Filings, the Company has no material obligations, contingent or otherwise, including, without limitation, liabilities for charges, long-term leases or long-term commitments that are not reflected in the Financials, other than those incurred since October 31, 2002 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, or any claim or lawsuit).

     4.7. TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed by the Company have been timely filed with the appropriate Governmental Authority except where the failure to file such report or statement would not have a Material Adverse Effect and all such returns, reports and statements are true, correct and complete in all material respects. All charges and other impositions due and payable as set forth in such returns, reports and statements for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof or any such fine, penalty, interest or late charge has been paid. To the Knowledge of the Company, proper and accurate amounts have been withheld by the Company from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

     4.8. BROKERS. No broker or finder acting on behalf of the Company brought about the consummation of the transactions contemplated pursuant to this Agreement and the Company has no obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all such finder's or brokerage fees.

     4.9. REQUIRED FILINGS. As of the date hereof, the Company has made all required filings under the Securities Act and Exchange Act, and, to the Knowledge of the Company, all information contained in such filings is true and correct in all material respects and does not contain any untrue information or omit to state a material fact necessary to make any statements contained in such filings not misleading in light of the circumstances under which they were made.

     4.10. FULL DISCLOSURE. To the Knowledge of the Company, no information contained in this Agreement, any other Transaction Document, the Financials or any written statement furnished by or on behalf of the Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.11. ABSENCE OF CHANGES. For the period commencing on October 31, 2002 and ending on the date of this Agreement: (a) the Company has not entered into any transaction which was not in the ordinary course of business; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, have had a Material Adverse Effect; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) which has had a Material Adverse Effect; (d) there has been no resignation or termination of employment of any key officer, consultant or employee of the Company, and the Company has no Knowledge of the impending resignation or termination of employment of any such officer, consultant or employee that, if consummated, would have a Material Adverse Effect; and (e) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company, by way of guaranty, endorsement, indemnity, warranty or otherwise, that has had a Material Adverse Effect.

                                   ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

     5.1. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of the Purchaser to purchase the Purchased Securities pursuant to
SECTION 2.2 hereof at the Closing is subject to the condition that, on and as of the Closing Date, (i) the Purchaser shall have received from the Company the following items, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Purchaser, or (ii) the following actions or events shall have occurred, unless waived by the Purchaser.

               (a) Resolutions of the stockholders, the Company's Board of Directors and the Special Committee of the Company's Board of Directors, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

               (b) A copy of the Company's Articles of Incorporation and bylaws, certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Closing Date.

               (c) A copy of all third party consents and approvals, if any, that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed in the SEC Filings, in each case on terms and conditions reasonably satisfactory to the Purchaser.

               (d) No suit, action or other proceeding shall be pending against the Company before any court or governmental regulatory body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               (e)  Since January 20, 2003:

                    (i) there  shall  have been no  change or  development  that could  reasonably be expected to have a Material  Adverse Effect;
               and

                    (ii) concurrently with the Closing, the Company's lender shall have entered into an amendment to its loan agreement with the Company to provide for an amortization of the Company's current indebtedness to such lender over a period of not less than forty-one (41) months.

               (f) The Purchased Securities shall have been delivered to the Purchaser.

               (g) The Company shall have reimbursed the Purchaser for fees and expenses incurred in connection with the preparation, execution and delivery of the Transaction Documents and in connection with obtaining the funds necessary to meet Purchaser's obligations hereunder, provided that such amount of reimbursement does not exceed fifteen thousand dollars ($15,000) in the aggregate.

     5.2. CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to issue and sell the Purchased Securities pursuant to Section
2.2 hereof at the Closing is subject to the condition that, on and as of the Closing Date, (i) the Company shall have received from the Purchaser the following items, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Company, or (ii) the following actions or events shall have occurred, unless waived by the Company.

               (a) A certificate of a co-manager of the Purchaser attesting to the due authorization of (i) the execution and delivery of the Transaction Documents and (ii) the consummation of all transactions contemplated thereby.

               (b) A copy of the Purchaser's Articles of Organization and its Operating Agreement, certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Closing Date.

               (c) No suit, action or other proceeding shall be pending against the Purchaser before any court or governmental regulatory body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               (d) The Company shall have obtained the consent and approval of its Board of Directors and its shareholders to enter into and execute the Transaction Documents and to engage in any and all transactions contemplated therein.

               (e)  The  Purchase   Price  shall  have  been  delivered  to  the
Company's bank account.

                                   ARTICLE VI.
                             SECURITIES LAW MATTERS

     6.1. LEGENDS.

               (a) Each certificate representing the Purchased Securities shall bear a legend substantially in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE EITHER OWNED BY A PERSON OR PERSONS WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 OF THE SECURITIES ACT OF 1933 (THE "ACT") OR HAVE NOT BEEN REGISTERED UNDER THE ACT. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO RULE 144 OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

     6.2. TRANSFER OF RESTRICTED SECURITIES.

               (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in subparagraph (b) below, any other legally available means to transfer.

               (b) In connection with the transfer of any Restricted Securities (other than a transfer described in clause (i) or (ii) of subparagraph (a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates or instruments, as the case may be, for such Restricted Securities which do not bear the Securities Act legend set forth in
SECTION 6.1. If the Company is not required to deliver new certificate or instruments, as the case may be, for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditioned contained in this SECTION 6.2.

               (c) Upon the request of a holder of Restricted Securities, the Company shall promptly supply to such holder or such holder's prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144 or 144A of the SEC.

               (d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 6.1 from the certificates or instruments, as the case may be, representing such Restricted Securities.

     6.3. REGISTRATION RIGHTS. If the Company at any time proposes for any reason to register any of its Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to the Purchaser of its intention to so register the Common Stock. Within ten (10) days after delivery of any such notice by the Company, the Purchaser may request in writing to include in such registration the Purchased Securities held by the Purchaser (which request shall specify the number of Purchased Securities proposed to be included in such registration). Upon receipt of such Purchaser request, the Company shall use its commercially reasonable efforts to include all such requested Purchased Securities in such registration on the same terms and conditions as the securities otherwise being sold in such registration; PROVIDED, HOWEVER, that if the managing underwriter advises the Company that the inclusion of such Purchased Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Common Stock proposed to be registered by the Company, then all shares of Common Stock proposed to be registered by the Company shall be included in the registration before any Purchased Securities are included in the registration. The underwriter may then determine if any Purchased Securities will be included in the registration; PROVIDED, HOWEVER, that the Company shall not include in the registration any shares requested to be registered by third parties (such shares, "THIRD PARTY SHARES") unless it includes in such registration a percentage of Purchased Shares (expressed as a percentage of total registered shares) that is equal to or greater than the percentage of Third Party Shares (expressed as a percentage of total registered shares) included in such registration. The Purchaser may exercise its rights under this SECTION 6.3 on an unlimited number of occasions. The Company shall pay all expenses of any registration effected under this SECTION 6.3.

                                  ARTICLE VII.
                                    EXPENSES

          The Company agrees to reimburse the Purchaser for all fees and expenses incurred in connection with the preparation, execution and delivery of the Transaction Documents and in connection with obtaining the funds necessary to meet Purchaser's obligations hereunder; PROVIDED, HOWEVER, that such fees and expenses shall not exceed $15,000 in the aggregate; PROVIDED, FURTHER, that, in the event the Closing is not consummated and no shares of Common Stock are issued to the Purchaser in connection with this Agreement, the Company shall have no obligation to reimburse the Purchaser for any attorneys' fees or expenses, unless the Closing is not consummated as a result of (i) the Company's failure to meet the conditions precedent set forth in SECTION 5.1(d) or SECTION 5.1(e) above, (ii) the failure of the Company's lender, concurrently with the Closing, to enter into an amendment to its loan agreement with the Company to provide for an amortization of the Company's current indebtedness to such lender over a period of not less than forty-one (41) months, (iii) the failure of the Company's stockholders to approve the issuance and sale of the Purchased
Securities, (iv) the commencement of voluntary or involuntary bankruptcy proceedings by or against the Company or (v) the occurrence of a Disaster Event

(as defined below) that has a Material Adverse Effect. For purposes of this Agreement, a "DISASTER EVENT" shall mean any type of disaster that affects the Company's corporate headquarters, including, but not limited to, fire, power outage, flood, winter storm or similar act of God, or an act of terrorism, that prevents such corporate headquarters from operating for any period of twenty
(20) consecutive Business Days between the date of this Agreement and the Closing Date.

                                  ARTICLE VIII.
               LIMITATION ON CLAIMS OF PURCHASER; INDEMNIFICATION

     8.1. LIMITATION.

               (a) The Purchaser shall not bring any action or claim against the Company for damages for a breach of any representation, warranty or covenant contained herein by the Company until such damages exceed $25,000, at which time the Purchaser may bring an action for all claims. Notwithstanding the foregoing sentence, the Purchaser may bring a claim for fee and expense reimbursement under SECTION 5.1(g) or under Article VII of this Agreement, subject to the terms, limitations and restrictions set forth therein.

               (b) The Company shall not bring any action or claims against the Purchaser for damages for a breach of any representation, warranty or covenant contained herein by the Purchaser until such damages exceed $25,000, at which time the Company may bring an action for all claims.

     8.2. INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless Purchaser and Purchaser's officers, directors, agents, employees, subsidiaries, partners, managers, members, stockholders, attorneys, accountants and controlling persons (collectively, the "PURCHASER INDEMNIFIED PERSONS"), and will reimburse the Purchaser Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising from or in connection with:

               (a) any material breach of any representation or warranty, covenant or agreement of the Company in this Agreement or in any other certificate, document, writing or instrument delivered by the Company pursuant to this Agreement, except to the extent that (i) Brian Fletcher or Kurt Reid had actual knowledge of facts or circumstances that would make the representation or warranty untrue, or (ii) the representation, warranty, covenant or agreement was breached through the act or omission of either Mr. Fletcher or Mr. Reid;

               (b) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with the Company in connection with the Purchased Shares, unless such agreement or understanding was made or alleged to have been made on behalf of the Company by either Mr. Fletcher or Mr. Reid;

               (c) any willful misconduct or gross negligence of the Company, other than the willful misconduct or gross negligence of either Mr. Fletcher or Mr. Reid; or

               (d) any action by a shareholder of the Company relating to the transaction contemplated by this Agreement.

     8.3. INDEMNIFICATION BY THE PURCHASER. The Purchaser will indemnify and hold harmless the Company and the Company's officers, directors, agents, employees, subsidiaries, partners, stockholders, attorneys, accountants and controlling persons, in all cases other than Mr. Fletcher and Mr. Reid
(collectively, the "COMPANY INDEMNIFIED PERSONS"), and will reimburse the Company Indemnified Persons for any Damages arising from or in connection with

               (a) any material breach of any representation or warranty, covenant or agreement of the Purchaser in this Agreement or in any certificate, document, writing or instrument delivered by the Purchaser pursuant to this Agreement; or

               (b) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made by any person with the Purchaser in connection with the Purchased Shares.

     8.4. EXCULPATION.  Any party from whom indemnification is sought in SECTION
8.2 and SECTION 8.3 of this Agreement shall not be liable to the extent that it is finally judicially determined that such Damages resulted primarily from the willful misconduct or gross negligence of the party seeking indemnification.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     9.1. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          If to Purchaser:
                              Technology Investors, LLC
                              191 Bridgeport Drive
                              Mooresville, North Carolina 28117
                              Attn: Brian D. Fletcher
                              Telecopy No.: (704) 896-8602

          with a copy to:

                              Scott Cooper
                              Rayburn, Cooper & Durham
                              227 West Trade Street
                              Charlotte, North Carolina 28202
                              Telecopy No.: (704) 377-1897

          If to the Company:

                              Cox Technologies, Inc.
                              69 McAdenville Road
                              Belmont, North Carolina 28012
                              Attn: Jack G. Mason
                              Telecopy No.: (704) 825-4498

          with a copy to:

                              Morris, Manning & Martin, L.L.P.
                              6000 Fairview Road
                              Suite 1125
                              Charlotte, North Carolina 28210
                              Attn: Jeffrey S. Hay
                              Telecopy No.: (704) 556-9554
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

     9.2. BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     9.3. AMENDMENT. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     9.4. SUCCESSORS AND ASSIGNS; ASSIGNABILITY. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns (including any subsequent holder of any of the Purchased Securities or any Common Stock issuable upon exercise of the Purchased Securities).

     9.5. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.6. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

     9.7. ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

     9.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9.9. PUBLICITY. Neither the Purchaser nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

     9.10. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of North Carolina without regard to the principles thereof relating to conflict of laws. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section
9.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

     9.11. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                    * * * * *

          IN WITNESS WHEREOF, the Company and the Purchaser have executed this Stock Purchase Agreement as of the day and year first above written.


                                        COX TECHNOLOGIES, INC.


                                        By: /s/ James L. Cox
                                            ------------------------------------
                                            Name: James L. Cox
                                            Its: President and Chief Executive
                                                 Officer


                                        TECHNOLOGY INVESTORS, LLC


                                        By: /s/ Brian D. Fletcher
                                            ------------------------------------
                                            Name: Brian D. Fletcher
                                            Its: Co-Manager

                                  SCHEDULE 1.0

                                   SEC Filings